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                                   INDENTURE



                                  ITRON, INC.



                                       TO



                 CHEMICAL TRUST COMPANY OF CALIFORNIA, Trustee





                 6 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004




                           DATED AS OF MARCH 12, 1997

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                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Recitals of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                                                    ARTICLE I

                                             Definitions and Other Provisions of General Application
                                             -------------------------------------------------------

SECTION 1.01.      Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Additional Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Agent Member  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Applicable Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Board Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Closing Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Company Request or Company Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Corporate Trust Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Definitive Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Dollar or U.S.$ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Excess Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Expiration Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Initial Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Institutional Accredited Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Issue Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Non-Recourse Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4




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
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
  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
  Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Predecessor Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Purchased Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Qualified Institutional Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Redemption Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Reference Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Registration Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Regular Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Regulation S  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Regulation S Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Repurchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Restricted Global Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Restricted Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Restricted Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Rule 144A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Rule 144A Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Security Register and Security Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Shelf Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Significant Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Special Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Surrendered Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Trading Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Transfer Restricted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  United States . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  U.S. Government Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
  Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 1.02.      Compliance Certificates and Opinions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION 1.03.      Form of Documents Delivered to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 1.04.      Acts of Holders; Record Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 1.05.      Notices, Etc., to Trustee and Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.06.      Notice to Holders; Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.07.      Conflict with Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.08.      Effect of Headings and Table of Contents.  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.09.      Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.10.      Separability Clause. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.11.      Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.12.      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 1.13.      Legal Holidays.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11




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
                                                                   ARTICLE II

                                                                 Security Forms
                                                                 --------------

SECTION 2.01.      Forms Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.02.      Form of Face of Security.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.03.      Form of Reverse of Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.04.      Form of Trustee's Certificate of Authentication. . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.05.      Form of Conversion Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 2.06.      Form of Certification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 2.07.      Form of Transfer Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                                   ARTICLE III

                                                                 The Securities
                                                                 --------------

SECTION 3.01.      Title and Terms; Issuable in Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 3.02.      Denominations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.03.      Execution, Authentication, Delivery and Dating.  . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.04.      Global and Non-Global Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 3.05.      Registration; Registration of Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . .  28
SECTION 3.06.      Mutilated, Destroyed, Lost and Stolen Securities.  . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 3.07.      Payment of Interest; Interest Rights Preserved.  . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 3.08.      Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 3.09.      Cancellation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 3.10.      Computation of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

                                                                   ARTICLE IV

                                                           Satisfaction and Discharge
                                                           --------------------------

SECTION 4.01.      Satisfaction and Discharge of Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 4.02.      Application of Trust Money.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                                    ARTICLE V

                                                                    Remedies
                                                                    --------

SECTION 5.01.      Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.02.      Acceleration of Maturity; Rescission and Annulment.  . . . . . . . . . . . . . . . . . . . . .  36
SECTION 5.03.      Collection of Indebtedness and Suits for Enforcement by Trustee. . . . . . . . . . . . . . . .  36
SECTION 5.04.      Trustee May File Proofs of Claim.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 5.05.      Trustee May Enforce Claims Without Possession of Securities. . . . . . . . . . . . . . . . . .  37
SECTION 5.06.      Application of Money Collected.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 5.07.      Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.08.      Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.  . .  38
SECTION 5.09.      Restoration of Rights and Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.10.      Rights and Remedies Cumulative.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 5.11.      Delay or Omission Not Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 5.12.      Control by Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 5.13.      Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 5.14.      Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 5.15.      Waiver of Usury, Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

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
                                                                   ARTICLE VI

                                                                   The Trustee
                                                                   -----------

SECTION 6.01.      Certain Duties and Responsibilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.02.      Notice of Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.03.      Certain Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.04.      Not Responsible for Recitals or Issuance of Securities.  . . . . . . . . . . . . . . . . . . .  41
SECTION 6.05.      May Hold Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 6.06.      Money Held in Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 6.07.      Compensation and Reimbursement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.08.      Disqualification; Conflicting Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.09.      Corporate Trustee Required; Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.10.      Resignation and Removal; Appointment of Successor. . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 6.11.      Acceptance of Appointment by Successor.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 6.12.      Merger, Conversion, Consolidation or Succession to Business. . . . . . . . . . . . . . . . . .  44
SECTION 6.13.      Preferential Collection of Claims Against Company. . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 6.14.      Appointment of Authenticating Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 6.15.      Appointment of Co-Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                                   ARTICLE VII

                                                Holders' Lists and Reports by Trustee and Company
                                                -------------------------------------------------

SECTION 7.01.      Company To Furnish Trustee Names and Addresses of Holders. . . . . . . . . . . . . . . . . . .  45
SECTION 7.02.      Preservation of Information; Communications to Holders.  . . . . . . . . . . . . . . . . . . .  46
SECTION 7.03.      Reports by Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 7.04.      Reports by Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                                  ARTICLE VIII

                                              Consolidation, Merger, Conveyance, Transfer or Lease
                                              ----------------------------------------------------

SECTION 8.01.      Company May Consolidate, Etc., Only on Certain Terms.  . . . . . . . . . . . . . . . . . . . .  46
SECTION 8.02.      Successor Substituted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                                   ARTICLE IX

                                                             Supplemental Indentures
                                                             -----------------------

SECTION 9.01.      Supplemental Indentures Without Consent of Holders.  . . . . . . . . . . . . . . . . . . . . .  47
SECTION 9.02.      Supplemental Indentures with Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.03.      Execution of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.04.      Effect of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 9.05.      Conformity with Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 9.06.      Reference in Securities to Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . .  49

                                                                    ARTICLE X

                                                                    Covenants
                                                                    ---------

SECTION 10.01.     Payment of Principal, Premium and Interest.  . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.02.     Maintenance of Office or Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.03.     Money for Security Payments To Be Held in Trust. . . . . . . . . . . . . . . . . . . . . . . .  49

SECTION 10.04.     Statement by Officers as to Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 10.05.     Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 10.06.     Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.07.     Payment of Taxes and Other Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.08.     Waiver of Certain Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.09.     Delivery of Certain Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.10.     Resale of Certain Securities; Reporting Issuer.  . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.11.     Registration Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                                   ARTICLE XI

                                                            Redemption of Securities
                                                            ------------------------

SECTION 11.01.     Right of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.02.     Applicability of Article.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.03.     Election To Redeem; Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.04.     Selection by Trustee of Securities To Be Redeemed. . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.05.     Notice of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 11.06.     Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.07.     Securities Payable on Redemption Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.08.     Securities Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.09.     Conversion Arrangement on Call for Redemption. . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                                   ARTICLE XII

                                                           Subordination of Securities
                                                           ---------------------------
SECTION 12.01.     Securities Subordinate to Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 12.02.     Payment Over of Proceeds upon Dissolution, Etc.  . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 12.03.     No Payment When Senior Indebtedness in Default.  . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 12.04.     Payment Permitted If No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 12.05.     Subrogation to Rights of Holders of Senior Indebtedness. . . . . . . . . . . . . . . . . . . .  56
SECTION 12.06.     Provisions Solely To Define Relative Rights. . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 12.07.     Trustee To Effectuate Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 12.08.     No Waiver of Subordination Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 12.09.     Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 12.10.     Reliance on Judicial Order or Certificate of Liquidating Agent.  . . . . . . . . . . . . . . .  58
SECTION 12.11.     Trustee Not Fiduciary for Holders of Senior Indebtedness.  . . . . . . . . . . . . . . . . . .  58
SECTION 12.12.     Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.  . . . .  58
SECTION 12.13.     Article Applicable to Paying Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 12.14.     Certain Conversions Deemed Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                                  ARTICLE XIII

                                                            Conversion of Securities
                                                            ------------------------

SECTION 13.01.     Conversion Privilege and Conversion Price. . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 13.02.     Exercise of Conversion Privilege.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 13.03.     Fractions of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 13.04.     Adjustment of Conversion Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 13.05.     Notice of Adjustments of Conversion Price. . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 13.06.     Notice of Certain Corporate Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 13.07.     Company to Reserve Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

SECTION 13.08.     Taxes on Conversions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 13.09.     Covenant as to Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 13.10.     Cancellation of Converted Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 13.11.     Provisions in Case of Reclassification, Consolidation, Merger or Sale of Assets. . . . . . . .  65

                                                                   ARTICLE XIV

                                                           Right to Require Repurchase
                                                           ---------------------------

SECTION 14.01.     Right to Require Repurchase. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 14.02.     Notice; Method of Exercising Repurchase Right. . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 14.03.     Deposit of Repurchase Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 14.04.     Securities Not Repurchased on Repurchase Date. . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 14.05.     Securities Repurchased in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 14.06.     Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                                                                   ARTICLE XV

                                                       Defeasance and Covenant Defeasance
                                                       ----------------------------------

SECTION 15.01.     Company's Option To Effect Defeasance or Covenant Defeasance.  . . . . . . . . . . . . . . . .  68
SECTION 15.02.     Defeasance and Discharge.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 15.03.     Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 15.04.     Conditions to Defeasance or Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 15.05.     Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provis 70
SECTION 15.06.     Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                                                                   ARTICLE XVI

                                                                    Immunity
                                                                    --------

SECTION 16.01.     Personal Immunity of Incorporators, Shareholders, Directors and Officers.  . . . . . . . . . .  71

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                 INDENTURE, dated as of March 12, 1997, between ITRON, INC., a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company"), having its principal office at 2818 N. Sullivan Road, Spokane, Washington 99216, and CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation, as Trustee (herein called the "Trustee").


                            RECITALS OF THE COMPANY

                 The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 6 3/4% Convertible Subordinated Notes Due 2004 (herein called the "Securities"), to be issued as in this Indenture provided.

                 All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.


                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


                                   ARTICLE I

                        Definitions and Other Provisions
                             of General Application

                 SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 1. the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 2. all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 3. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                 4. unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or Section, as the case may be, of this Indenture; and

                 5. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 Certain terms used in Article XIV have the meanings specified therein.

                 "Act", when used with respect to any Holder, has the meaning specified in Section 1.04.

                 "Additional Interest" has the meaning specified in Section
10.11.

                 "Affiliate" of any specified Person means any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Agent Member" means any member of, or participant in, the Depositary.

                 "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of Euroclear and CEDEL, and of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

                 "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means a day on which banking institutions are open for business and carrying out transactions in Dollars at the relevant place of payment.

                 "CEDEL" means Cedel Bank, societe anonyme (or any successor securities clearing agency).

                 "Change in Control" has the meaning specified in Section
14.06.

                 "Closing Price" on any Trading Day with respect to the per share price of Common Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq Stock Market ("Nasdaq") or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

                 "Commencement Date" has the meaning specified in Section
13.04.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 13.11, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Corporate Trust Office" means the principal office of the Trustee in the city at which at any particular time its corporate trust business shall be administered. As of the date hereof, the Corporate Trust Office of the Trustee is located at 101 California Street, Suite 2725, San Francisco, California 94111.

                 "Corporation" means a corporation, association, company, joint-stock company or business trust.

                 "Defaulted Interest" has the meaning specified in Section
3.07.

                 "Definitive Security" means a certificated Security in the form set forth in Section 2.02 and 2.03, bearing the restricted securities legend set forth in Section 2.02, and held by an Institutional Accredited Investor in accordance with Section 2.01.

                 "Depositary" means, with respect to the Securities issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 2.01 (or any successor securities clearing agency so registered).

                 "Distribution Date" has the meaning specified in Section
13.04.

                 "Dollar" or "U.S.$" means a Dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                 "DTC" means The Depository Trust Company, a New York corporation.

                 "Euroclear" means the Euroclear Systems (or any successor securities clearing agency).

                 "Event of Default" has the meaning specified in Section 5.01.

                 "Excess Shares" has the meaning specified in Section 2.03.

                 "Exchange Act" means the Securities Exchange Act of 1934 as it may be amended from time to time, and any successor act thereto, and the rules and regulations of the Commission promulgated thereunder.

                 "Expiration Date" has the meaning specified in Section 1.04.

                 "Expiration Time" has the meaning specified in Section 13.04.

                 "Global Security" means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

                 "Holder" means a Person in whose name a Security is registered in the Security Register.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                 "Initial Purchasers" means Credit Suisse First Boston Corporation and Hambrecht & Quist LLC.

                 "Institutional Accredited Investor" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                 "Issue Date" means the date of first issuance of the Securities under this Indenture.

                 "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.

                 "Non-Recourse Obligation" means indebtedness or other obligation or that portion of indebtedness or other obligation incurred by a Subsidiary (the "Non-Recourse Subsidiary") with respect to the acquisition of assets not previously owned by the Company or any Subsidiary or the financing of a project involving the development or expansion of properties of the Company or any Subsidiary (i) as to which neither the Company nor any of its Subsidiaries (other than the Non-Recourse Subsidiary) (a) provides credit support (including any undertaking, agreement or instrument that would constitute indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other indebtedness of the Company or any of its Subsidiaries to declare a default under such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any Subsidiary other than the assets that were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

                 "Notice of Default" means a written notice of the kind specified in Section 5.01(3) or 5.01(4).

                 "Officers' Certificate" means a certificate signed by any of the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by any of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company.

                 "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

                 (iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                 (iv) Securities which have been defeased pursuant to Section 15.02;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

                 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Purchased Shares" has the meaning specified in Section 13.04.

                 "Qualified Institutional Buyer" means a "qualified institutional buyer" as defined in Rule 144A.

                 "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed as set forth in the Securities.

                 "Reference Date" has the meaning specified in Section 13.04.

                 "Registration Default" has the meaning specified in Section 10.11.

                 "Registration Rights Agreement" has the meaning specified in
Section 10.11.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

                 "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

                 "Regulation S Global Security" has the meaning specified in
Section 2.01.

                 "Repurchase Date" has the meaning specified in Section 14.01.

                 "Repurchase Price" has the meaning specified in Section 14.01.

                 "Responsible Officer", when used with respect to the Trustee, means the President or any Vice President, Assistant Vice President or Trust Officer of the Trustee to whom any matter has been referred because of such officer's knowledge and familiarity with the particular subject.

                 "Restricted Global Security" has the meaning specified in
Section 2.01.

                 "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day that the Initial Purchasers advise the Company and the Trustee is the day on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the last original issuance date of the Securities.

                 "Restricted Security" means a Security required to bear the restricted securities legend set forth in Section 2.02.

                 "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                 "Rule 144A Information" has the meaning specified in Section 10.09.

                 "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture and "Security" means one of such Securities.

                 "Securities Act" means the Securities Act of 1933 as it may be amended from time to time, and any successor act thereto, and the rules and regulations of the Commission promulgated thereunder.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

                 "Senior Indebtedness" means the principal of and premium, if any, and interest on all indebtedness of the Company for money borrowed, other than the Securities, whether outstanding on the date of execution of the Indenture or thereafter created, incurred, guaranteed or assumed, except such indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Securities or any other indebtedness of the Company for borrowed money or (ii) ranks pari passu in right of payment to the Securities. The term "indebtedness for money borrowed" when used with respect to the Company is defined to mean (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) all obligations of the Company with respect to interest rate hedging agreements to hedge interest rates relating to Senior Indebtedness of the Company, (iii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, and (iv) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles.

                 "Shelf Registration Statement" has the meaning specified in
Section 10.11.

                 "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation may from time to time be amended).

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

                 "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

                 "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                 "Surrendered Securities" has the meaning specified in Section 2.06.

                 "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                 "Transfer Restricted Securities" has the meaning specified in the Registration Rights Agreement.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed and the rules and regulations thereunder; provided, however, that in the event the Trust Indenture Act of 1939 or such rules and regulations are amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 and such rules and regulations as so amended.

                 "United States" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                 "U.S. Government Obligation" has the meaning specified in
Section 15.04.

                 "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                 SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                 SECTION 1.04. Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 The ownership of Securities shall be proved by the Security Register.

                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.06.

                 The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(2) or (iv) any direction referred to in
Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Securities have taken such action, no Security shall be deemed to have been Outstanding on such record date unless it is also Outstanding on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.06.

                 With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.06, on or before the existing Expiration Date. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date and, if an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have designated the 180th day after such record date as the Expiration Date with respect thereto.

                 Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

                 SECTION 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficiently given if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Company by the Trustee, or

                 (2) the Company by the Trustee or by any Holder shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

                 SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 SECTION 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. To the extent a Security conflicts with a provision in the Indenture, the Indenture governs.

                 SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                 SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                 SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 SECTION 1.12. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                 SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as the case may be.


                                   ARTICLE II

                                 Security Forms

                 SECTION 2.01. Forms Generally. The Securities, the conversion notice and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

                 The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                 In certain cases described elsewhere herein, the legends set forth in the first four paragraphs of Section 2.02 may be omitted from Securities issued hereunder.

                 Upon their original issuance, Securities offered and sold in reliance on Rule 144A shall be issued in the form of a single Global Security in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in Sections 2.02 and 2.03, with such applicable legends as are provided for in Section 2.02, except as otherwise permitted herein. Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Such Global Security, together with its Successor Securities which are Global Securities, are collectively herein called the "Restricted Global Security."

                 Upon their original issuance, Securities offered and sold in reliance on Regulation S shall be issued in the form of a single Global Security in definitive, fully registered form without interest coupons, substantially in the form of Security set forth in Sections 2.02 and 2.03, with such applicable legends as are provided for in Section 2.02, except as otherwise permitted herein. Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and deposited with the Trustee, as custodian for DTC, for credit to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct) at the depositaries for Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, or CEDEL. Such Global Security, together with its Successor Securities which are Global Securities, are collectively herein called the "Regulation S Global Security."

                 Except as provided in this Section 2.01 or Section 3.05, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities. Purchasers of Securities who are Institutional Accredited Investors and are not Qualified Institutional Buyers and did not purchase Securities sold in reliance on Regulation S will receive Definitive Securities. Upon transfer of such Definitive Securities to a Qualified Institutional Buyer, such Definitive Securities will, unless the Restricted Global Security has previously been exchanged, be exchanged for an interest in the Restricted Global Security pursuant to the provisions of Section 3.05.

                 Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN number that appears on any Security, check, advice of payment or redemption or repurchase notice, and any such document may contain a statement to the effect that CUSIP or ISIN numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

                 SECTION 2.02.  Form of Face of Security.

[INCLUDE IF SECURITY IS A RESTRICTED SECURITY, REGULATION S SECURITY OR A DEFINITIVE SECURITY OTHER THAN A RESTRICTED GLOBAL SECURITY OR A REGULATION S GLOBAL SECURITY:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

[INCLUDE IF SECURITY IS A RESTRICTED GLOBAL SECURITY OR REGULATION S GLOBAL
SECURITY:

         THE SECURITIES EVIDENCED BY THIS GLOBAL SECURITY (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE SECURITIES ACT. EACH PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES THAT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS HEREBY NOTIFIED THAT THE SELLER OF SUCH BENEFICIAL INTEREST MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS GLOBAL SECURITY (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THE GLOBAL SECURITY THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) ANY BENEFICIAL INTEREST IN THE SECURITIES AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER OF THIS SECURITY OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER AND BENEFICIAL OWNERS OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS GLOBAL SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS GLOBAL SECURITY AND THE BENEFICIAL INTERESTS THEREIN AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.]

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE

REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         [INCLUDE IF SECURITY IS A DEFINITIVE SECURITY TO BE HELD BY AN INSTITUTIONAL ACCREDITED INVESTOR:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]


                                  Itron, Inc.

                 6 3/4% Convertible Subordinated Notes Due 2004

No. __________                                                  U.S.$ _______

[IF RESTRICTED GLOBAL SECURITY - CUSIP No. 465741 AA 4]
[IF ANY REGULATION S SECURITY - CUSIP No. U13126 AA 2]
[IF REGULATION S GLOBAL SECURITY - ISIN No. USU13126AA29]
[IF DEFINITIVE SECURITY - CUSIP No. 465741 AB 2]


                 Itron, Inc., a corporation duly organized and existing under the laws of Washington (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ___________ United States Dollars (U.S.$ _______) [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT -- (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S.$69,000,000 in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on March 31, 2004, and to pay interest thereon from March 18, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 31 and September 30 in each year, commencing September 30, 1997, at the rate of 6 3/4% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                 Payment of the principal of, premium, if any, and interest (including payment of any Additional Interest) on this Security will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by a U.S. Dollar check drawn on an account maintained with a bank in the Borough of Manhattan, The City of New York or San Francisco, California; provided, however, that upon written application by the Holder to the Security Registrar setting forth wire instructions not later than 15 days prior to the relevant payment date (in the case of payment of principal) or not later than the relevant Record Date (in the case of payment of interest), such Holder may receive payment by wire transfer of Dollars to a U.S. Dollar account (such transfers to be made only to Holders of an aggregate principal amount in excess of U.S. $2,000,000) maintained by the payee with a bank in the United States or in Europe and designated by the payee to the Security Registrar.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

                                        ITRON, INC.,


                                        by_____________________________________
                                          Name:
                                          Title:


Attest:


____________________________
Name:
Title:


                 SECTION 2.03. Form of Reverse of Security. This Security is one of a duly authorized issue of Securities of the Company designated as its 6 3/4% Convertible Subordinated Notes Due 2004 (herein called the "Securities"), limited in aggregate principal amount to U.S.$60,000,000 (subject to increase as provided in the Indenture herein defined up to an additional U.S.$9,000,000 aggregate principal amount), issued and to be issued under an Indenture, dated as of March 12, 1997 (herein called the "Indenture"), between the Company and Chemical Trust Company of California, as Trustee for the Holders of Securities issued under said Indenture (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                 Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on the Business Day immediately preceding March 31, 2004, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase) not after, the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof which is U.S.$1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares of Common Stock of the Company at a conversion price equal to U.S.$23.70 aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in
Article XIII of the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency in the Borough of Manhattan, The City of New York or San Francisco, California accompanied by the conversion notice hereon executed by the Holder hereof evidencing such Holder's election to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (unless this Security or the portion hereof being converted has been called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment
Date), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment of interest and, in the case of a conversion after the close of business on any Regular Record Date and on or before the corresponding Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (even if the Security has been called for redemption on a Redemption Date within such period), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment or round up to the next higher whole share as provided in Article XIII of the Indenture. The conversion price is subject to adjustment as provided in Article XIII of the Indenture. In addition, the Indenture provides that in case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such transaction (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

                 The Company will furnish to any Holder, upon request and without charge, copies of the Certificate of Incorporation and By-laws of the Company then in effect. Any such request may be addressed to the Company or to the Security Registrar.

                 The Securities are subject to redemption upon not less than 20 days or more than 60 days notice by mail, at any time on or after April 4, 2000, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on April 4 of the years indicated,

                                                                  Redemption
                        Year                                         Price
                        ----                                      -----------
                        2000  . . . . . . . . . . . . . .          103.375%
                        2001  . . . . . . . . . . . . . .          102.250%
                        2002  . . . . . . . . . . . . . .          101.125%

; and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to (but not including) the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                 In certain circumstances involving a Change in Control, each Holder shall have the right to require the Company to redeem all or part of its Securities at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the Repurchase Date.

                 The Securities do not have the benefit of any sinking fund.

                 In the event of redemption, conversion or repurchase of this Security in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion, or to a prospective purchaser of any such security designated by any such Holder or holder of shares of Common Stock, as the case may be, to the extent required to permit compliance by such Holder or holder of shares of Common Stock with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

                 If this Security is a Transfer Restricted Security, then the Holder of this Security [IF THIS SECURITY IS A GLOBAL SECURITY, THEN INSERT -- including any Person that has a beneficial interest in this Security)] and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement, dated as of March 12, 1997 (the "Registration Rights Agreement") executed by the Company. If a Registration Default occurs (as defined in the Registration Rights Agreement and in the Indenture), Additional Interest will accrue on this Security from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured. Additional Interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date in respect of the Securities following the date on which such Additional Interest begin to accrue, and will accrue at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of the Securities.

                 Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security such mention shall be deemed to include mention of the payment of Additional Interest payable as described in the preceding paragraph to the extent that, in such context, Additional Interest are, were or would be payable in respect of such Security and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

                 The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                 If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in Article V of the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on (including Additional Interest) this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities are issuable only in registered form without coupons in denominations of U.S.$1,000 (or, in the case of Definitive Securities sold to Institutional Accredited Investors, minimum denominations of U.S.$250,000) and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not payment of or on this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 2.04.  Form of Trustee's Certificate of
Authentication.

                 This is one of the Securities referred to in the within-mentioned Indenture.


Dated:                                       CHEMICAL TRUST COMPANY OF
                                             CALIFORNIA, as Trustee



                                             By________________________________
                                               Authorized Signatory


                 SECTION 2.05.  Form of Conversion Notice.

                               CONVERSION NOTICE

To:      Itron, Inc.

                 The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is U.S.$1,000 or an integral multiple thereof) below designated, at any time after 60 days following the date of original issuance thereof, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for a fractional share and any Security representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

                 The Applicant hereby agrees that, promptly after request of the Company, he or it will furnish such proof in support of this certification as the Company or the Security Registrar for the Common Stock may, from time to time, request.

Dated:                                        _________________________________
                                                         Signature*

If shares or Securities are to                Principal amount to be converted
be registered in the name of a                (if less than all):
Person other than the Holder, please          $_______,000
print such Person's name and address:*


__________________________________           __________________________________
             Name                                      Social Security or
                                                Taxpayer Identification Number
__________________________________
        Street Address

__________________________________
   City, State and Zip Code


* Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be delivered, or unconverted Securities are to be issued, other than to and in the name of the registered owner.

                 SECTION 2.06. Form of Certification. Whenever any certification is required to be given to evidence compliance with certain restrictions relating to transfers of Restricted Securities contemplated by
Section 3.05(b)(vi), Section 3.05(c) or Section 13.02, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company and the Initial Purchasers.

                              TRANSFER CERTIFICATE

                 The undersigned Holder hereby certifies with respect to U.S.$________ principal amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

___________               The transfer of the Surrendered Securities complies
                          with Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

___________               The transfer of the Surrendered Securities complies
                          with Rule 144A under the Securities Act; or

___________               The transfer of the Surrendered Securities complies
                          with Rule 904 of Regulation S under the Securities
                          Act; or

___________               The transfer of the Surrendered Securities is to an
                          institutional "accredited investor" within the meaning of Rule 501(a)(1), (2) (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act; or

___________               The transfer of the Surrendered Securities is
                          pursuant to an effective registration statement under the Securities Act, the prospectus delivery requirements under the Securities Act have been satisfied with respect to such transfer, the undersigned Holder is named as a "Selling
                          Securityholder" in the prospectus relating to such registration statement, or in amendments or supplements thereto, and the aggregate principal amount of Surrendered Securities transferred are all or a portion of the securities listed in such prospectus opposite the undersigned's name.

Dated:  ___________________*
*        To be dated the date of surrender.


                                             __________________________________
                                                           Signature

                                             (If the registered owner is a
                                             corporation, partnership or
                                             fiduciary, the title of the Person
                                             signing on behalf of such
                                             registered owner must be stated.)


                 SECTION 2.07. Form of Transfer Certificate. (a) Whenever any certification is to be given by a beneficial owner of a portion of the Restricted Global Security pursuant to Section 3.05(b)(ii) in connection with the transfer of a beneficial interest in the Restricted Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company and the Initial Purchasers.


                         FORM OF TRANSFER CERTIFICATE*
                      FOR TRANSFER FROM RESTRICTED GLOBAL
                    SECURITY TO REGULATION S GLOBAL SECURITY
                   (TRANSFERS PURSUANT TO SECTION 3.05(B)(II)
                               OF THE INDENTURE)


Chemical Trust Company of California,
  as Trustee
101 California Street, Suite 2725
San Francisco, California 94111
Attention:  Corporate Trust Department

                 Re:      Itron, Inc.
                          6 3/4% Convertible Subordinated Notes
                          Due 2004 (the "Securities")

                 Reference is hereby made to the Indenture, dated as of March 12, 1997 (the "Indenture"), between Itron, Inc., as Issuer, and Chemical Trust Company of California, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act").

                 This certificate relates to U.S.$______________ principal amount of Securities (the "Specified Securities") which are evidenced by the Restricted Global Security (CUSIP No. ______). The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either
(i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are held with DTC in the name of the undersigned, as or on behalf of the Owner. The Owner has requested a transfer of the Specified Securities to a Person who will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Regulation S Global Security (CUSIP No. ______), which amount, immediately after such transfer, is to be held with DTC through Euroclear or CEDEL or both.

                 In connection with such request and in respect of such Specified Securities, the Owner does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Owner does hereby further certify that:

                 (1) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                 (2) the offer of the Securities was not made to a person in the United States;

                 (3) either:

                          (A) at the time the buy order was originated, the
                 transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                          (B) the transaction was executed in, on or through
                 the facilities of a designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                 (4) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S, as applicable;

                 (5) if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Securities,

                          (A) neither the Owner nor any person acting on his
                 behalf knows that the offeree or buyer of the securities is a U.S. person; and

                          (B) if the Owner or any person acting on the Owner's
                 behalf knows that the purchaser is a dealer, as defined in
                 Section 2(12) of the Securities Act, or is a person receiving a selling concession, fee or other remuneration in respect of the securities sold, the Owner or a person acting on the Owner's behalf sends to the purchaser a confirmation or other notice stating that the securities may be offered and sold during the restricted period only: in accordance with the provisions of Regulation S under the Securities Act; pursuant to registration of the securities under the Securities Act; or pursuant to an available exemption from the registration requirements of the Securities Act.

                 (6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                 This certificate and the statements contained herein are made for the benefit of the Company and the Initial Purchasers.

Dated:                                       [Insert Name of the Undersigned],

                                             By________________________________
                                             Name:
                                             Title:

                                             (If the Undersigned is a
                                             corporation, partnership or
                                             fiduciary, the title of the Person
                                             signing on behalf of the
                                             Undersigned must be stated.)

cc:  Itron, Inc.

____________________________

* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.

                 (b) Whenever any certification is to be given by a beneficial owner of a portion of the Restricted Global Security pursuant to Section 3.05(b)(iii) in connection with the transfer of a beneficial interest in the Regulation S Global Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such certification shall be provided substantially in the form of the following certificate, with only such changes as may be approved by the Company and the Initial Purchasers.

                         FORM OF TRANSFER CERTIFICATE*
                         FOR TRANSFER FROM REGULATION S
                 GLOBAL SECURITY TO RESTRICTED GLOBAL SECURITY
                  (TRANSFERS PURSUANT TO SECTION 3.05(B)(III)
                               OF THE INDENTURE)

Chemical Trust Company of California,
  as Trustee
101 California Street, Suite 2725
San Francisco, California 94111
Attention:  Corporate Trust Department

                 Re:      Itron, Inc.
                          6 3/4% Convertible Subordinated Notes
                          Due 2004 (the "Securities")

                 Reference is hereby made to the Indenture, dated as of March 12, 1997 (the "Indenture"), between Itron, Inc., as Issuer, and Chemical Trust Company of California, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or in Regulation S, Rule 144 or Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act").

                 This letter relates to U.S. $______________ principal amount of Securities (the "Specified Securities") which are evidenced by the Regulation S Global Security (CUSIP No. ______). The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either
(i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are held with DTC through Euroclear or CEDEL or both in the name of the undersigned, as or on behalf of the Owner. The Owner has requested a transfer of such beneficial interest in the Securities to a Person (the "Transferee") that will take delivery thereof in the form of an equal principal amount of Securities evidenced by the Restricted Global Security (CUSIP No. ______)

                 In connection with such request and in respect of such Securities, the Owner does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and any applicable securities laws of any state of the United States and, accordingly, the Owner does hereby further certify that:

                 (1) the Securities are being transferred to a Person that the Owner reasonably believes is purchasing the Securities for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A; and

                 (2) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

                 This certificate and the statements contained herein are made for the benefit of the Company and the Initial Purchasers.

Dated:                                         [Insert Name of the Undersigned],


                                               By______________________________
                                               Name:
                                               Title:

                                               (If the Undersigned is a
                                               corporation, partnership or
                                               fiduciary, the title of the
                                               Person signing on behalf of the
                                               Undersigned must be stated.)

cc:  Itron, Inc.

___________________________

* If the Security is a Definitive Security, appropriate changes need to be made to this form of transfer certificate.


                                  ARTICLE III

                                 The Securities

                 SECTION 3.01. Title and Terms; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to (a) U.S.$60,000,000 plus (b) such aggregate principal amount (which may not exceed U.S.$9,000,000 principal amount) of Securities as may be purchased by the Initial Purchasers on the Second Closing Date pursuant to the Purchase Agreement, dated March 12, 1997, between the Company and the Initial Purchasers, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06, 11.08, 13.02 or 14.05 and except for Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder.

                 The Stated Maturity of the Securities shall be March 31, 2004, and they shall bear interest at the rate of 6 3/4% per annum, payable semi-annually on March 31 and September 30, commencing September 30, 1997, until the principal thereof is paid or made available for payment.

                 Payment of the principal of, premium, if any, and interest (including payment of any Additional Interest) on this Security will be made at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts by a U.S. Dollar check drawn on an account maintained with a bank in the Borough of Manhattan, The City of New York or San Francisco, California; provided, however, that upon written application by the Holder to the Security Registrar setting forth wire instructions not later than 15 days prior to the relevant payment date (in the case of payment of principal) or not later than the relevant Record Date (in the case of payment of interest), such Holder may receive payment by wire transfer of Dollars to a U.S. Dollar account (such transfers to be made only to Holders of an aggregate principal amount in excess of U.S. $2,000,000) maintained by the payee with a bank in the United States or in Europe and designated by the payee to the Security Registrar.

                 The Securities shall be redeemable by the Company as provided in Article XI.

                 The Securities shall be subordinated in right of payment to the prior payment in full of Senior Indebtedness as provided in Article XII.

                 The Securities shall be convertible as provided in Article
XIII.

                 The Securities shall be subject to purchase by the Company at the option of the Holder as provided in Article XIV.

                 SECTION 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of U.S.$1,000 and any integral multiple thereof.

                 SECTION 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by any of its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

                 Each Security shall be dated the date of its authentication.

                 No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

                 SECTION 3.04.  Global and Non-Global Securities.

                 (a)      Global Securities.

                 (i) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                 (ii) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (1) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (2) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, or (C) a request for certificates has been made upon 60 days' prior written notice given to the Trustee in accordance with the Depositary's customary procedures and a copy of such notice has been received by the Company from the Trustee. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a

         Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                 (iii) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 3.05, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.05(c) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

                 (iv) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this
         Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

                 (v) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                 (b)      Non-Global Securities.

                 (i) Regulation D Securities shall be initially issued as Securities in definitive, fully registered form, without interest coupons, shall initially be registered in such names and be in such authorized denominations as the Initial Purchasers shall designate and shall bear the legends required hereunder. The Company will make available to the Trustee a reasonable supply of Securities in definitive form.

                 (ii) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                 If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                 SECTION 3.05. Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges thereof. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges thereof as herein provided. Upon surrender for registration of transfer or exchange of any Security at an office or agency of the Company designated pursuant to Section
10.02 for such purpose, accompanied by a written instrument of transfer or exchange in the form provided by the Company, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount.

                 (b) Notwithstanding any other provisions of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this
Section 3.05(b) shall be made only in accordance with this Section 3.05(b).

                 (i) Transfer of Global Security. Other than as set forth in Section 3.04(a), a Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this Section 3.05(b)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 3.05(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 3.05(b).

                 (ii) Restricted Global Security to Regulation S Global Security. If the holder of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this Section 3.05(b)(ii) and Section 3.05(b)(v) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Regulation S Global Security in a principal amount equal to that of the beneficial interest in the Restricted Global Security to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or CEDEL account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (3) a certificate in substantially the form set forth in Section 2.07(a), satisfactory to the Trustee and duly executed by the owner of such beneficial interest or his attorney duly authorized in writing, the Trustee, as Security Registrar but subject to Section 3.05(b)(v), shall instruct DTC to reduce the principal amount of the Restricted Global Security, and to increase the principal amount of the Regulation S Global Security, by the principal amount of the beneficial interest in the Restricted Global Security to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or CEDEL or both, as the case may be) a beneficial interest in the Regulations S Global Security having a principal amount equal to the amount by which the principal amount of the Restricted Global Security was reduced upon such transfer.

                 (iii) Regulation S Global Security to Restricted Global Security. If the holder of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this Section 3.05(b)(iii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Security in a principal amount equal to that of the beneficial interest in the Regulation S Global Security to be so transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and the Euroclear or CEDEL account, as the case may be) to be debited for, such beneficial interest, and (3) if such transfer is to occur during the Restricted Period, a certificate in substantially the form set forth in Section 2.07(b), satisfactory to the Trustee and duly executed by the owner of such beneficial interest or his attorney duly authorized in writing, the Trustee, as Security Registrar, shall instruct DTC to reduce the principal amount of the Regulation S Global Security, and to increase the principal amount of the Restricted Global Security, by the principal amount of the beneficial interest in the Regulation S Global Security to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security having a principal amount equal to the amount by which the principal amount of the Regulation S Global Security was reduced upon such transfer.

                 (iv) Other Exchanges. In the event that a Global Security or any portion thereof is exchanged for Securities other than Global Securities, such other Securities may in turn be exchanged (on transfer or otherwise) for Securities that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of Section 3.05(b)(i) through (iii) and Section 3.05(b)(v) (including the certification requirements intended to insure that transfers of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

                 (v) Interests in Regulation S Global Security to be Held Through Euroclear or CEDEL. Until the termination of the Restricted Period, interests in the Regulation S Global Security may be held only through Agent Members acting for and on behalf of Euroclear and CEDEL, and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Section 3.05(b)(v) shall not prohibit any transfer in accordance with Section 3.05(b)(iii) hereof.

                 (vi) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Security Registrar with a request:

                 (A)  to register the transfer of such Definitive Securities; or

                 (B) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

         the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                 (x) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                 (y) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to
         Section 3.05(b)(vii), or pursuant to clause (1), (2) or (3) below, and are accompanied by the following additional information and documents, as applicable:

                          (1)  if such Definitive Securities are being
                 delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth in Section 2.06); or

                          (2)  if such Definitive Securities are being
                 transferred to the Company, a certification to that effect (in the form set forth in Section 2.06); or

                          (3)  if such Definitive Securities are being
                 transferred pursuant to an exemption from registration in accordance with Rule 144, (i) a certification to that effect (in the form set forth in Section 2.06) and (ii) if the Company or Security Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.02.

                 (vii) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                 (A) certification (1) that such Definitive Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, in substantially the form set forth in Section 2.07(b), or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act, in substantially the form set forth in Section 2.07(a); and

                 (B) written instructions directing the Trustee to make, or to direct the Securities Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Registrar to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                 (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the legends required by Section 2.02 to be applied to such Security. Whenever any Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Section 2.06, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Security Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

                 (d) The restrictions imposed by the legend set forth in the first or fourth paragraph, as the case may be, of Section 2.02 upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act, transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or after the second anniversary of the original issuance date of the Security (or such earlier date after which the Security may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, as may be provided in Rule 144(k) under the Securities Act (or any successor provision thereto) or otherwise). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend set forth in the first paragraph of Section 2.02. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or notice of an effective registration statement.

                 (e)      As used in the preceding two paragraphs of this
Section 3.05, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

                 (f) No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.08, 13.02 or 14.05 not involving any transfer.

                 (g) The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                 SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security.

                 Upon the issuance, authentication and delivery by the Trustee of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Security issued, authenticated and delivered by the Trustee pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                 SECTION 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for payment of such interest.

                 If the Company shall be required by law to deduct any taxes from any sum of interest payable hereunder to a Holder, (i) the Company shall make such deductions and shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and (ii) the amount of such deduction shall be treated for purposes hereof as a payment of interest.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause (1) provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause (2), such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 In the case of any Security which is converted after any Regular Record Date and on or prior to the corresponding Interest Payment Date, interest on such Security whose Stated Maturity is on such Interest Payment Date shall be deemed to continue to accrue and shall be payable on such Interest Payment Date notwithstanding such conversion and notwithstanding that such Security may have been called for redemption on a Redemption Date within such period, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable (although such accrued and unpaid interest will be deemed paid by the appropriate portion of the Common Stock received by the holders upon such conversion).

                 SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 SECTION 3.09. Cancellation. All Securities surrendered for payment, redemption, repurchase, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

                 SECTION 3.10. Computation of Interest. Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                                   ARTICLE IV

                           Satisfaction and Discharge

                 SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company request cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                 (1) either

                          (A) all Securities theretofore authenticated and
                 delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                          (B) all such Securities not theretofore delivered to
                the Trustee for cancellation

                                  (i)  have become due and payable, or

                                  (ii)  will become due and payable at their
                 Stated Maturity within one year, or

                                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for the benefit of Holders of Outstanding Securities in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

                 (4) no Event of Default which, with notice or lapse of time, or both, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause
(1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

                 SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 4.01 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.


                                   ARTICLE V

                                    Remedies

                 SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest (including Additional Interest) upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

                 (3) failure by the Company to provide the notice of a Change of Control in accordance with Section 14.02 or notice of a Change of Control or default in the payment of the Repurchase Price in respect of any

         Note on the Repurchase Date therefor (whether or not such payment is prohibited by the provisions of Article XII); or

                 (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (5) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or a Subsidiary or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Subsidiary, whether such indebtedness now exists or shall hereafter be created, other than under a Non-Recourse Obligation, which indebtedness, individually or in the aggregate, has a principal amount outstanding in excess of U.S.$5,000,000, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                 (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (7) the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by either the Company or a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or the making by either the Company or a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or a Significant

         Subsidiary in writing of an inability to pay the debts of either the Company or a Significant Subsidiary generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action.

                 SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 5.01(1), 5.01(2), 5.01(6) or 5.01(7)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest (including Additional Interest) thereon shall become immediately due and payable. If an Event of Default specified in Sections 5.01(1) or 5.01(2) occurs and is continuing, a Holder may, by notice in writing to the Company (with a copy to the Trustee), declare the principal of such Security and any accrued interest (including Additional Interest) thereon immediately due and payable. If an Event of Default specified in
Section 5.01(6) or 5.01(7) occurs, the principal of, and accrued interest (including Additional Interest) on, all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

                 At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all overdue interest (including Additional
                 Interest) on all Securities,

                          (B) the principal of (and premium, if any, on) any
                 Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                          (C) to the extent that payment of such interest is
                 lawful, interest upon overdue interest at the rate borne by the Securities, and

                          (D) all sums paid or advanced by the Trustee
                 hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         and

                 (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in
         Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.


                 SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. If

                 (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 SECTION 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (1) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

                 No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

                 SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                 SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  to the payment of all amounts due the Trustee under
Section 6.07;

                 SECOND: Subject to Article XII to the payment of the amounts then due and unpaid for first, interest (including Additional Interest) on, and, second, for principal of (and premium, if any, on) the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for interest and principal (and premium, if any) respectively; and

                 THIRD: The balance, if any, to the Person or Persons entitled thereto, as their interest may appear or as a court of competent jurisdiction shall direct.

                 SECTION 5.07. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

                 SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be) and to convert such Security in accordance with Article XIII and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

                 SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                 SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of (or premium, if any) or interest on any Security, or

                 (2) in respect of a covenant or provision hereof which under
         Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 SECTION 5.14. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that this Section 5.14 shall not be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Security in accordance with Article XIII.

                 SECTION 5.15. Waiver of Usury, Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                  The Trustee

                 SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (as Trustee, Paying Agent, Authenticating Agent or Security Registrar) shall be subject to the provisions of this Section.

                 SECTION 6.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder, the Trustee shall give the Holders, in the manner provided in Section 1.06, notice of any default hereunder actually known to a Responsible Officer of the Trustee; provided, however, that in the case of any default of the character specified in Section 5.01(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.
The Trustee shall not be deemed to have notice of a default unless (i) the Trustee has received written notice thereof from the Company or any Holder or
(ii) a Responsible Officer of the Trustee shall have actual knowledge thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                 SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may require and, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 SECTION 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

                 SECTION 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

                 SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

                 SECTION 6.07. Compensation and Reimbursement. The Company agrees:

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim asserted against it for which it may seek indemnity.

                 (4) All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

                 (5) When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Section 5.01, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

                 (6) The obligations of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

                 SECTION 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                 SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States, authorized under such laws to exercise corporate trust powers, which shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least U.S.$50,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business or agency in the Borough of Manhattan, The City of New York. If such corporation or related bank holding company publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or related bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 SECTION 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the

Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                 (d)  If at any time:

                 (1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                 (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                 SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                 SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                 SECTION 6.13. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                 SECTION 6.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion, partial redemption, or partial repurchase or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, authorized under such laws to act as Authenticating Agent, which shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent or related bank holding company shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

                 If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

                 This is one of the Securities described in the within-mentioned Indenture.



                                   __________________________________________,
                                                   As Trustee


                                 By__________________________________________,
                                              As Authenticating Agent

                                 By__________________________________________,
                                              Authorized Signatory

                 SECTION 6.15. Appointment of Co-Trustee. Subject to the qualifications set forth in Section 6.09, the Trustee may appoint an additional institution as a separate trustee or co-trustee. If the Trustee appoints an additional institution as a separate trustee or co- trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, duty, obligation, title, interest and lien expressed or intended by this Indenture to be exercised by, vested in and conveyed by the Trustee with respect thereto shall be exercisable by, vested in and conveyed to such separate trustee or co-trustee, but only to the extent necessary to enable such separate trustee or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary for the exercise thereby by such separate trustee or co-trustee shall run to and be enforceable by either of them. Should any instrument in writing from the Company be required by the separate trustee or co-trustee so appointed by the Trustee for more fully vesting in and confirming to them such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company. If any separate trustee or co-trustee, or a successor to either, shall become incapable of acting or not qualified to act, resign or be removed, all the estate, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee. The appointment of any separate trustee or co-trustee shall be subject to written approval of the Company so long as no Event of Default has occurred and is continuing under this Indenture.



                                  ARTICLE VII

               Holders' Lists and Reports by Trustee and Company

                 SECTION 7.01. Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

                 (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

                 SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                 (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                 (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                 SECTION 7.03. Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission, if applicable, and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

                 SECTION 7.04. Reports by Company. (a) The Company shall file with the Trustee and the Commission, if applicable, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Notwithstanding anything to the contrary contained herein, the Trustee shall have no duty to review such documents for the purpose of determining compliance with this Indenture.

                 (b) The Company shall provide the Trustee with at least 30 days prior notice of any change in location of its principal executive offices or other principal place of business.


                                  ARTICLE VIII

              Consolidation, Merger, Conveyance, Transfer or Lease

                 SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or, directly or indirectly, convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to the Company, unless:

                 (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Article XIII;

                 (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                 SECTION 8.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from its obligations and covenants under this Indenture and the Securities.


                                   ARTICLE IX

                            Supplemental Indentures

                 SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                 (2) to add to the covenants of the Company for the equal and ratable benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (3) to secure the Company's obligations in respect of the Securities; or

                 (4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XIII; or

                 (5) to make any changes or modifications to this Indenture necessary in connection with the registration of any Transfer Restricted Securities under the Securities Act as contemplated by
         Section 10.11, provided, such action pursuant to this clause (5) shall not adversely affect the interests of the Holders of Securities; or

                 (6) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct or supplement any provision herein which limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, in any case to the extent necessary to qualify this Indenture under the Trust Indenture Act, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (6) shall not adversely affect the interests or legal rights of the Holders in any material respect.

                 SECTION 9.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase, on or after the Redemption Date or Repurchase Date, as the case may be), or adversely affect the right to convert any Security as provided in Article XIII (except as permitted by Section 9.01(4)), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or modify the redemption provisions in a manner adverse to the Holders, or modify the provisions relating to the Company's requirement to offer to repurchase Notes upon a Change in Control in a manner adverse to the Holders, or

                 (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3) modify the obligation of the Company to maintain an office or agency in the Borough of Manhattan, The City of New York or San Francisco, California pursuant to Section 10.02, or

                 (4) modify any of the provisions of this Section 9.02, Section
         5.13 or Section 10.08, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

                 (5) modify any of the provisions of Section 10.09 or Section 10.10.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01 and Section 6.03) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, complies with its terms and will, upon the execution and delivery thereof, be valid and binding upon the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

                 SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the judgment of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                   ARTICLE X

                                   Covenants

                 SECTION 10.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                 SECTION 10.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York or San Francisco, California an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee or the office or agency of the Trustee in the Borough of Manhattan, The City of New York, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York or San Francisco, California) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York or San Francisco, California for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 SECTION 10.03. Money for Security Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest (together with any Additional Interest in respect thereof) on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (together with any Additional Interest in respect thereof) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest (together with any Additional Interest in respect thereof) on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this
Section 10.03, that such Paying Agent will

                 (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (together with any Additional Interest in respect thereof) on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                 SECTION 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                 SECTION 10.05. Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

                 SECTION 10.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposition is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                 SECTION 10.07. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                 SECTION 10.08. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.05 to 10.07, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                 SECTION 10.09. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or such holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                 SECTION 10.10. Resale of Certain Securities; Reporting Issuer. During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date, the Company will not, and will use its best efforts not to permit any of its "affiliates" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (x) any Securities which constitute "restricted securities" under Rule 144 or (y) any securities into which the Securities have been converted under this Indenture which constitute "restricted securities" under Rule 144, that in either case have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

                 SECTION 10.11. Registration Rights. The Company agrees that the Holders (and any Person that has a beneficial interest in a Security) from time to time of Transfer Restricted Securities are entitled to the benefits of a Registration Rights Agreement, dated as of March 12, 1997 (the "Registration Rights Agreement"), executed by the Company. Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of Transfer Restricted Securities, at the Company's expense, (i) to file within 90 days after the first date of original issuance of the Securities, a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Transfer Restricted Securities, (ii) to use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable, and (iii) to use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act for a period of two years from the last date of original issuance of the Securities or, if earlier, (A) until there are no outstanding Transfer Restricted Securities or (B) until all outstanding Transfer Restricted Securities held by persons that are not affiliates of the Company may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereof.

                 Additional interest (the "Additional Interest") with respect to the Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

                 (i) if on or prior to the 90th day after the first date of original issuance of the Securities the Shelf Registration Statement has not been filed with the Commission;

                 (ii) if on or prior to the 120th day after the first date of original issuance of the Securities the Shelf Registration Statement has not been declared effective by the Commission; or

                 (iii) if after the Shelf Registration Statement is declared effective (A) the Shelf Registration Statement thereafter ceases to be effective; or (B) the Shelf Registration Statement or the related prospectus ceases to be usable (in each case except as permitted in paragraph (b) below) in connection with resales of Transfer Restricted Securities in accordance with and during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Shelf Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (2) it shall be necessary to amend such Shelf Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

                 Additional Interest shall accrue on the Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur, to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.50% per annum.

                 (b) A Registration Default shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post- effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the Company that would need to be described in the Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company proceeds promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

                 (c)  Any amounts of Additional Interest due pursuant to clause
(a)(i), (a)(ii) or (a)(iii) of this Section 10.11 will be payable in cash on the regular Interest Payment Dates. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

         Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section to the extent that, in such context, Additional Interest are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

                                   ARTICLE XI

                            Redemption of Securities

                 SECTION 11.01. Right of Redemption. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after April 4, 2000, at the Redemption Prices specified in the form of Security hereinbefore set forth, together with accrued interest to the Redemption Date.

                 SECTION 11.02. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article XI.

                 SECTION 11.03. Election To Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

                 SECTION 11.04. Selection by Trustee of Securities To Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 20 days or more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate in the circumstances and which may provide for the selection for redemption of portions (equal to U.S.$1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than U.S.$1,000.

                 If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

                 The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

                 SECTION 11.05. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

                 All notices of redemption shall state:

                 (1) the Redemption Date,

                 (2) the Redemption Price,

                 (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

                 (5) the conversion price, the date on which the right to convert the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

                 (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, and shall be irrevocable.

                 SECTION 11.06. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

                 If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.07) be paid to the Company upon Company Request or, if then held by the Company, shall be released from such trust.

                 SECTION 11.07. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear or accrue any interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to (but not including) the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear and accrue interest from the Redemption Date at the rate borne by the Security.

                 SECTION 11.08. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney-in-fact duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.

                 SECTION 11.09. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price, together with interest accrued to the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Price of such Securities, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Securities not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XIII) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture. Nothing in the preceding sentence shall be deemed to limit the rights and protections afforded to the Trustee in Article VI hereof, including, but not limited to, the right to indemnification pursuant to Section 6.07.


                                  ARTICLE XII

                          Subordination of Securities

                 SECTION 12.01. Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XII, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities and all obligations of the Company under this Indenture are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

                 SECTION 12.02. Payment Over of Proceeds upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation or other winding up or event.

                 In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company prohibited by the foregoing paragraph of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made actually known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets





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
of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 For purposes of this Article XII only, the words "cash, property or securities" shall not be deemed to include shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which in either case are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XII. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Section 12.02 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

                 SECTION 12.03. No Payment When Senior Indebtedness in Default. (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto (unless and until such payment default shall have been cured or waived in writing by the holders of such Senior Indebtedness), or (b) in the event any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities (including pursuant to Articles XI and XIII).

                 In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section 12.03, and if such fact shall, at or prior to the time of such payment, have been made actually known to a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

                 The provisions of this Section 12.03 shall not apply to any payment with respect to which Section 12.02 would be applicable.

                 SECTION 12.04. Payment Permitted If No Default. Nothing contained in this Article XII or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 12.02 or under the conditions described in Section 12.03, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, a Responsible Officer of the Trustee did not have actual knowledge that such payment would have been prohibited by the provisions of this Article XII.

                 SECTION 12.05. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, and until the Securities are paid in full, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that payments and distributions otherwise payable to Holders of Securities have been applied to the payment of Senior Indebtedness as provided by this Article XII. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee





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
would be entitled, except for the provisions of this Article XII, and no payments over pursuant to the provisions of this Article XII to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                 SECTION 12.06. Provisions Solely To Define Relative Rights. The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article XII of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or
(c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

                 SECTION 12.07. Trustee To Effectuate Subordination. Each holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XII and appoints the Trustee his attorney-in-fact for any and all such purposes.

                 SECTION 12.08. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) exercise or refrain from exercising any rights against the Company and any other Person; (v) apply any and all sums received from time to time to the Senior Indebtedness.

                 SECTION 12.09. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

                 Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                 SECTION 12.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of
Section 6.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

                 SECTION 12.11. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

                 SECTION 12.12. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

                 SECTION 12.13. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this
Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article XII in addition to or in place of the Trustee; provided, however, that
Section 12.12 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                 SECTION 12.14. Certain Conversions Deemed Payment. For the purposes of this Article XII only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article XIII shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 12.14, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to the prior payment in full of all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XII. Nothing contained in this
Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XIII.


                                  ARTICLE XIII

                            Conversion of Securities

                 SECTION 13.01. Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is U.S.$1,000 or an integral multiple of U.S.$1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares of Common Stock of the Company at any time after 60 days following the latest date of original issuance of Securities at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the Business Day immediately preceding March 31, 2004, subject, in the case of conversion of any Global Security, to any Applicable Procedures. In case a Security or portion thereof is called for redemption at the election of the Company or the Holder thereof exercised his right to require the Company to repurchase the Security, such conversion right in respect of the Security or portion so called shall expire at the close of business, New York time, on the Business Day immediately preceding the corresponding Redemption Date or Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Security).

                 The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially U.S.$23.70 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in Section 13.04.

                 In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph (4) or (5) of Section 13.04 (including, without limitation, dividends or distributions referred to in the last sentence of paragraph (4) of Section 13.04), the Holder of each Security, upon the conversion thereof pursuant to this Article XIII subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to paragraph (4) or (5) of Section 13.04, shall also be entitled to receive for each share of Common Stock into which such Security is converted, the portion of the evidences of indebtedness, shares of capital stock, securities, cash and assets so distributed applicable to one share of Common Stock, provided that, at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of a Security described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of the Security so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the evidences of indebtedness, shares of capital stock, securities, cash or assets to which such Holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of indebtedness, shares of capital stock, securities, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

                 SECTION 13.02. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 10.02, accompanied by

(a) written notice (as set forth in Section 2.05 herein) to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted and (b) if shares or any portion of such Security not to be converted are to be issued in the name of a Person other than the Holder thereof, and the restrictions on transfer of such Security set forth in the first paragraph of Section 2.02 remain in effect, a certification of the Holder as to compliance with such restrictions (as set forth in Section 2.06).

                 If the restrictions on transfer of a Security set forth in the first paragraph of Section 2.02 remain in effect, all shares of Common Stock delivered upon conversion thereof shall bear a restrictive legend substantially in the form of such paragraph.

                 Except as described in the last paragraph of Section 3.07, no Holder of Securities will be entitled upon conversion thereof to any payment or adjustment on account of accrued and unpaid interest thereon (although such accrued and unpaid interest will be deemed paid by the appropriate portion of the Common Stock received by the holders upon such conversion) or on account of dividends on the shares of Common Stock issued in connection therewith. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (except Securities called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date) must be accompanied by payment to the Company in New York Clearing House Funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount converted.

                 Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 13.03.

                 In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security. Any requirements for notice, surrender or delivery of Securities pursuant to this Article XIII shall, with respect to any Global Security, be subject to any Applicable Procedures.

                 SECTION 13.03. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock at the close of business on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, alternatively, the Company shall round up to the next higher whole share.

                 SECTION 13.04.  Adjustment of Conversion Price.  (1)        In
case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                 (2) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 13.04) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

                 (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (4) Subject to the last sentence of this paragraph (4), in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in paragraph (2) of this Section 13.04, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 13.04), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this paragraph (4) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section) of the Common Stock on the date of such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution and shall, in the case of securities being distributed for which prior thereto there is an actual or when issued trading market, be no less than the value determined by reference to the average of the closing prices in such market over the period specified in the succeeding sentence), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day next following the later of (a) the date fixed for the payment of such distribution and (b) the date 20 days after the notice relating to such distribution is given pursuant to Section 13.06(a) (such later date of (a) and (b) being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this Section. For purposes of this paragraph (4), any dividend or distribution that includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (a) a dividend or distribution of the evidences of indebtedness, cash, property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any conversion price reduction required by this paragraph (4)) immediately followed by (b) a dividend or distribution of such shares of Common Stock or such rights, warrants or options (making any further conversion price reduction required by paragraph (1) or (2) of this Section 13.04, except (i) the Reference Date of such dividend or distribution as defined in this paragraph (4) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the date fixed for the determination of shareholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of paragraphs (1) and (2) of this Section 13.04 and (ii) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (1) of this Section 13.04).

                 (5) In case the Company shall, by dividend or otherwise, make a distribution to all holders of its Common Stock exclusively in cash in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to this paragraph (5) has been made and (ii) the aggregate of any cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to paragraph (6) of this Section 13.04 has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (7) of this Section 13.04) of the Common Stock on the date fixed for shareholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this paragraph
(5) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 13.04) of the Common Stock on the date of such effectiveness less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the later of
(a) the day following the date fixed for the payment of such distribution and
(b) the date 20 days after the notice relating to such distribution is given pursuant to Section 13.06(a).

                 (6) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve an aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of the other tender or exchange offer referred to below, of consideration payable in respect of any other tender or exchange offer by the Company or a Subsidiary for all or any portion of the Common Stock concluded within the preceding 12 months and in respect of which no conversion price adjustment pursuant to this paragraph (6) has been made and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the preceding 12 months and in respect of which no conversion price adjustment pursuant to paragraph (5) of this Section 13.04 has been made, exceeds 10% of the product of the current market price per share (determined as provided in paragraph (7) of this Section 13.04) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, the conversion price shall be reduced (but not increased) so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the current market price per share (determined as provided in paragraph (7) of this Section 13.04) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the

Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                 (7) For the purpose of any computation under this paragraph and paragraphs (2), (4) and (5) of this Section 13.04, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (1), (2), (3), (4), (5) or (6) above ("Other Event") occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (iv) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (4) or (5) of this
Section 13.04, whose determination shall be conclusive and described in a Board Resolution) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Common Stock. For the purpose of any computation under paragraph (6) of this Section 13.04, the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of
(i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and
(iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Trading Day, not later than the Trading Day immediately preceding the date of such Expiration Time); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

                 (8) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (1), (2), (3),
(4), (5) and (6) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                 (9) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                 (10) In the event that the Company distributes rights or warrants (other than those referred to in paragraph (2) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the Conversion Shares, a number of rights and warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

                 SECTION 13.05. Notice of Adjustments of Conversion Price. Whenever the conversion price is adjusted as herein provided:

                 (a) the Company shall compute the adjusted conversion price in accordance with Section 13.04 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.02; and

                 (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

                 SECTION 13.06.  Notice of Certain Corporate Action.  In case:

                 (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a conversion price adjustment pursuant to paragraph (5) of Section 13.04; or

                 (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options); or

                 (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.02, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

                 SECTION 13.07. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Securities, the whole number of shares of Common Stock then issuable upon the conversion in full of all outstanding Securities.

                 SECTION 13.08. Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                 SECTION 13.09. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be newly issued (and not treasury shares) and be duly authorized, validly issued, fully paid and nonassessable and, except as provided in Section 13.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                 SECTION 13.10. Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.09.

                 SECTION 13.11. Provisions in Case of Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including without limitation any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock),
(ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale or transfer of all or substantially all of the assets of the Company, or
(iv) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Security then outstanding shall have the right thereafter to convert such Security only into (subject to funds being legally available for such purpose under applicable law at the time of such conversion) the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such transaction. The Company or the person formed by such consolidation





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
or resulting from such merger or which acquired such assets or which acquired the Company's shares, as the case may be, shall execute and deliver to the Trustee a supplemental indenture establishing such rights. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 13.11 shall similarly apply to successive transactions of the foregoing type.


                                  ARTICLE XIV

                          Right to Require Repurchase

                 SECTION 14.01. Right to Require Repurchase. In the event that there shall occur a Change in Control (as defined in Section 14.06), then each Holder shall have the right, at such Holder's option, to require the Company, subject to the provisions of Section 12.03, to purchase all or any designated part of such Holder's Securities on the date (the "Repurchase Date") fixed by the Company that is not less than 30 days nor more than 45 days after the date the Company gives notice of the Change in Control as contemplated in
Section 14.02(a) at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the Repurchase Date. Such right to require the repurchase of Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article IV. Any requirements for notice, surrender or delivery of Securities pursuant to this Article XIV shall, with respect to any Global Security, be subject to any Applicable Procedures.

                 SECTION 14.02.  Notice; Method of Exercising Repurchase Right.
(a) On or before the 15th day after the Company knows or reasonably should know a Change in Control has occurred, the Company, or at the written request of the Company, the Trustee (in the name and at the expense of the Company), shall give notice of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof by first-class mail, postage prepaid, or by telefacsimile with written acknowledgement of transmittal to each Holder of the Securities at such Holder's address appearing in the Security Register. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

                 Each notice of a repurchase right shall state:

                 (1) the Repurchase Date,

                 (2) the date by which the repurchase right must be exercised,

                 (3) the Repurchase Price, and

                 (4) the instructions a Holder must follow to exercise its
                     repurchase right.

                 No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Trustee shall have no affirmative obligation to determine if there shall have occurred a Change in Control.

                 (b) To exercise a repurchase right, a Holder shall deliver to the Company (or an agent designated by the Company for such purpose in the notice referred to in (a) above) and to the Trustee on or before the 30th day after the date of transmittal of the notice referred to in (a) above (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Security or Securities (or portion of a Security) to be repurchased, and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Security or Securities with respect to which the repurchase right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable. If the Repurchase Date falls between any Regular Record Date and the corresponding succeeding Interest Payment Date, Securities to be repurchased must be accompanied by payment from the Holder of an amount equal to the interest thereon which the registered Holder thereof is to receive on such Interest Payment Date.

                 (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall on the Repurchase Date pay or cause to be paid in cash to the Holder thereof the Repurchase Price of the Security or Securities as to which the repurchase right had been exercised.

                 SECTION 14.03. Deposit of Repurchase Price. On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Repurchase Price of the Securities which are to be repaid on the Repurchase Date.

                 SECTION 14.04. Securities Not Repurchased on Repurchase Date. If any Security surrendered for repurchase shall not be so paid on the Repurchase Date, the principal of such Security shall, until paid, bear interest from the Repurchase Date at a rate borne by such Security.

                 SECTION 14.05. Securities Repurchased in Part. Any Security which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 10.02 (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

                 SECTION 14.06.  Certain Definitions.  For purposes of this
Article: The term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act, or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                 A "Change in Control" shall be deemed to have occurred at such time as (a) any Person, or any Persons acting together in a manner which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof,
(i) become the Beneficial Owners, directly or indirectly, of capital stock of the Company, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's capital stock entitled to vote generally in the election of directors or (ii) shall succeed in having sufficient of its or their nominees who are not supported by a majority of the then current Board of Directors of the Company elected to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on the Board of Directors of the Company after such election who are Affiliates of or acting in concert with any such Persons, shall constitute a majority of the Board of Directors of the Company, (b) the Company shall be a party to any transaction pursuant to which the Common Stock is converted into the right to receive other securities (other than common stock), cash and/or property (or the Company, by dividend, tender or exchange offer or otherwise, distributes other securities, cash and/or property to holders of Common Stock) and the value of all such securities, cash and/or property distributed in such transaction and any other transaction effected within the 12 months preceding consummation of such transaction (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) is more than 50% of the average of the daily Closing Prices for the five consecutive Trading Days ending on the Trading Day immediately preceding the date of such transaction (or, if earlier, the Trading Day immediately preceding the "ex" date (as defined in paragraph (7) of Section 13.04) for such transaction) or (c) the Company shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person other than a Subsidiary, or any other Person shall consolidate with or merge into the Company (other than, in the case of this clause (c), pursuant to any consolidation or merger where Persons who are shareholders of the Company immediately prior thereto become the Beneficial Owners of shares of capital stock of the surviving company entitling such Persons to exercise more than 50% of the total voting power of all classes of such surviving company's capital stock entitled to vote generally in the election of directors).


                                   ARTICLE XV

                       Defeasance and Covenant Defeasance

                 SECTION 15.01. Company's Option To Effect Defeasance or Covenant Defeasance. The Company may at its option by Board Resolution, at any time, elect to have either Section 15.02 or Section 15.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article XV.

                 SECTION 15.02. Defeasance and Discharge. Upon the Company's exercise of the option provided in Section 15.01 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities (other than those specified below), and the provisions of Article XII hereof shall cease to be effective, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section
15.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02, 10.03, Article XIII and Article XIV,
(C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article XV. Subject to compliance with this Article XV, the Company may exercise its option under this Section 15.02 notwithstanding the prior exercise of its option under Section 15.03.

                 SECTION 15.03. Covenant Defeasance. Upon the Company's exercise of the option provided in Section 15.01 applicable to this Section,
(i) the Company  shall be released from its obligations under Section 10.06 and
Section 10.07, (ii) the occurrence of an event specified in Section 5.01(3) (with respect to either of Section 10.06 or Section 10.07) and 5.01(4) shall not be deemed to be an Event of Default and (iii) the provisions of Article XII hereof shall cease to be effective on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

                 SECTION 15.04. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either
Section 15.02 or Section 15.03 to the then Outstanding Securities:

                 (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article XV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or
         (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the written opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                 (2) In the case of an election under Section 1502, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                 (3) In the case of an election under Section 15.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                 (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                 (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section
         6.08 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                 (6) At the time of such deposit: (A) no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any Senior Indebtedness shall have occurred and be continuing, and no event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (B) no other event with respect to any Senior Indebtedness shall have occurred and be continuing permitting (after notice or the lapse of time, or both) the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either Clause (A) or Clause (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

                 (7) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(6) and (7) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).





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
                 (8) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                 (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 15.02 or the covenant defeasance under Section 15.03 (as the case may be) have been complied with.

                 (10) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

                 SECTION 15.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee-- collectively, for purposes of this Section 15.05, the "Trustee") pursuant to Section 15.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and interest. Money so held in trust shall not be subject to the provisions of Article XII.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 15.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                 Anything in this Article XV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 15.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                 SECTION 15.06. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 15.02 or 15.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XV until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 15.02 or 15.03; provided, however, that if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.


                                  ARTICLE XVI

                                    Immunity

                 SECTION 16.01. Personal Immunity of Incorporators, Shareholders, Directors and Officers. No recourse for the payment of the principal of or interest on the Securities, and no recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in the Securities, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company or any successor corporation, either





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
directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities. Each and every Holder of the Securities, by receiving and holding the same, agrees to the provisions of this Section 16.01 and waives and releases any and all such recourse, claim and liability.

                              ____________________



























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
                 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                           ITRON, INC.,


                                     By: /s/ David G. Remington
                                         -------------------------
                                     Name:   David G. Remington
                                     Title:  Vice President and Chief Financial
                                             Officer

Attest:


by:  /s/ Marilyn Blair
   ------------------
  Name:  Marilyn Blair


                                           CHEMICAL TRUST COMPANY OF CALIFORNIA,


                                           By:  /s/ Chii Ling Lei
                                              -------------------
                                          Name:     Chii Ling Lei
                                          Title:    Trust Officer

Attest:


by:  /s/ James Nagy
   ----------------
Name:    James Nagy

STATE OF WASHINGTON               )
                                  )  ss.:
COUNTY OF SPOKANE                 )


              On the 17th day of March, 1997, before me personally came
David G. Remington, to me known, who, being by me duly sworn, did depose and say that [he -- she] is Vice President & Chief Financial Officer of
ITRON, Inc., one of the corporations described in and which executed the foregoing instrument; that [he -- she] knows the seal of said corporation;
that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he -- she] signed [his -- her] name thereto by like authority.


                                            /s/ Claudia Hersey
                                            ------------------
                                                Notary Public





STATE OF CALIFORNIA               )
                                  )  ss.:
CITY AND COUNTY OF SAN FRANCISCO  )


              On the 17th day of March, 1997, before me personally came
Chii Ling Lei, to me known, who, being by me duly sworn, did depose and say that [he -- she] is Trust Officer of Chemical Trust Company of California, one of the corporations described in and which executed the foregoing instrument; that [he -- she] knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he -- she] signed [his -- her] name thereto by like authority.


                                                   /s/ Linda Niles
                                                   ---------------
                                                       Notary Public













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